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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-3 of Harken Energy Corporation of our report dated February 10, 1995, accompanying the consolidated financial statements of Search Exploration, Inc. incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.


/s/  HEIN + ASSOCIATES LLP

     HEIN + ASSOCIATES LLP


January 10, 1996
Dallas, Texas